Exhibit 21

United Continental Holdings, Inc. and United Airlines, Inc. Subsidiaries

(as of February 22, 2018)

Entity	Jurisdiction of Incorporation

United Continental Holdings, Inc.	Delaware

Wholly-owned subsidiaries*:

United Airlines, Inc.	Delaware
• Air Wis Services, Inc.	Wisconsin
• Air Wisconsin, Inc.	Delaware
• Domicile Management Services, Inc. **	Delaware
• Air Micronesia, LLC.	Delaware
• CAL Cargo, S.A. de C.V.**	Mexico
• CALFINCO Inc.	Delaware
• Century Casualty Company	Vermont
• Continental Airlines de Mexico, S.A.**	Mexico
• Continental Airlines Domain Name Limited	England
• Continental Airlines Finance Trust II	Delaware
• Continental Airlines Fuel Purchasing Group, LLC	Delaware
• Continental Airlines, Inc. Supplemental Retirement
Plan for Pilots Trust Agreement	Delaware
• Continental Airlines Purchasing Holdings LLC	Delaware
• Continental Airlines Purchasing Services LLC**	Delaware
• Continental Express, Inc.	Delaware
• Covia LLC	Delaware
• Mileage Plus Holdings, LLC	Delaware
• MPH I, Inc.	Delaware
• Mileage Plus Marketing, Inc.	Delaware
• Mileage Plus, Inc.	Delaware
• Presidents Club of Guam, Inc.	Delaware
• UABSPL Holdings, Inc.	Delaware
• UAL Benefits Management, Inc.**	Delaware
• United Atlantic LP**	Delaware
• United Atlantic Services C.V.**	Delaware
• United Atlantic Corporate LLC	Delaware
• United Atlantic Corporate Center C.V.**	Netherlands
• United Atlantic Finance	Cayman Islands
• United Atlantic B.V.	Netherlands
• United Atlantic Services LLC	Delaware
• United Aviation Fuels Corporation	Delaware

• United Airlines Business Private Services Limited**	India
• United Ground Express, Inc.	Delaware
• United Travel Services, LLC	Delaware
• United Vacations, Inc.	Delaware

*	Subsidiaries of United Continental Holdings, Inc. are wholly owned unless otherwise indicated
**	Domicile Management Services Inc. is 99.9% owned by Air Wis Services, Inc. and 0.1% owned by United Airlines, Inc. CAL Cargo, S.A. de C.V. is 99.99% owned by United Airlines, Inc. and .01% owned by CALFINCO Inc. Continental Airlines de Mexico, S.A. is 99.9997% owned by United Airlines, Inc. and .0003% owned by private entities. Continental Airlines Purchasing Services LLC is 99% owned by Continental Airlines Purchasing Holdings LLC and 1% owned by United Airlines, Inc. UAL Benefits Management, Inc. has 100% of its Class A Common Stock owned by United Airlines, Inc. and 100% of its Class B Common Stock owned by Health Care Services Corporation. United Atlantic LP is 99.9% owned by United Airlines, Inc. and 0.1% owned by United Atlantic Services LLC. United Atlantic Services C.V. is 99.9% owned by United Atlantic LP and 0.1% owned by United Atlantic Services LLC. United Atlantic Corporate Center C.V. is 99.9% owned by United Atlantic Services C.V. and 0.1% owned by United Atlantic Corporate LLC. United Airlines Business Private Services Limited is 99.99% owned by United Airlines, Inc. and 0.01% owned by UABSPL Holdings, Inc. on behalf of United Airlines, Inc.